Inception Mining Inc. Announces Name Change to BluSky AI Inc.

Salt Lake City, Utah – April 4, 2025—Inception Mining Inc. (OTCPink: BSAI), a leading innovator in the AI Data Center Industry, is pleased to announce that it has changed its name to “BluSky AI Inc.” and its symbol to “BSAI.” This strategic rebranding reflects the company's commitment to pioneering advancements in artificial intelligence and emerging technologies.

The decision to rename the company signifies a transformative shift in focus from traditional mining operations to developing cutting-edge rapidly deployable AI modular compute infrastructure.

BluSky AI plans to continue to develop operations that will attempt to meet the AI compute accelerating the time to market vs the time to market for larger HPC computing centers that take years to build.

"We are incredibly excited about this new chapter for our company," said Trent D’Ambrosio, CEO of BluSky AI. "Our new name, BluSky AI Inc., embodies our vision of endless possibilities and our dedication to harnessing the potential of AI.” D’Ambrosio explained, “BluSky AI Inc is addressing the AI compute needs and supply shortage with a plan for deployable modular compute centers. This solution will hopefully accelerate the timeframe it takes to build out HPC data centers.”

The rebranding initiative includes a new company logo, website, and digital presence, all of which is available at https://bluskyaidatacenters.com/, where a free report entitled The Future of AI Compute is available. The company will continue to operate from its headquarters in Salt Lake City, Utah, where it will drive forward its mission to innovate and lead in the AI sector.

Why Modular Data Centers?

As the AI industry continues to expand, traditional data centers face limitations in energy, compute power, scalability, and speed of deployment. BluSky AI modular data centers address these challenges by offering:

•Rapid Deployment: Prefabricated modules designed for quick assembly and integration.

•Scalability: Solutions that grow with demand, enabling companies to scale compute power efficiently.

•Powered Land Assets: bringing modular compute to the source for expansive compute power.

The BluSky AI Advantage

The BluSky AI approach allows investors and stakeholders to benefit from AI’s explosive growth without the risk of betting on individual companies. By focusing on compute power—a universal requirement across the AI landscape—the Company intends to ensure relevance and resilience in a rapidly evolving market.

For more information on BluSky AI Inc.’s modular data center solutions please contact:

SOURCE:  BluSky AI Inc.

(OTCPink: BSAI)

https://bluskyaidatacenters.com/

5330 South 900 East, Suite 280
Salt Lake City, Utah 84117

Trent D Ambrosio CEO

info@bluskyaidatacenters.com

About BluSky AI Inc. Blusky AI, headquartered in Salt Lake City, Utah, is a modular data center company dedicated to providing innovative and sustainable infrastructure solutions that power the AI revolution. BluSky AI Inc. is revolutionizing the AI compute landscape by addressing the immediate global AI supply shortage with cutting-edge, turnkey modular solutions across multiple locations. BluSky AI is transforming the way AI companies access the compute power needed to drive innovation and growth.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties.  Forward-looking statements in this news release include statements with respect to the potential and merits of the Company properties. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, or future events except as required by applicable securities legislation.